Exhibit 4.12.11
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
THIRD SENIOR SECURED NOTES REGISTRATION RIGHTS JOINDER
     With respect to the registration rights agreement for the 7.875% Senior Secured Notes due 2019, dated as of August 9, 2011, among RGHL US Escrow II Inc., a company incorporated under the laws of the State of Delaware (the “US Corporate Escrow Issuer”), RGHL US Escrow II LLC, a limited liability company organized under the laws of the State of Delaware (the “US LLC Escrow Issuer” and, together with the US Corporate Escrow Issuer, the “Escrow Issuers”), and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (as defined therein and, such agreement, the “Registration Rights Agreement”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto assumes all of the rights and obligations as a Guarantor under the Registration Rights Agreement, in each case, as of the date hereof and as though it had entered into the Registration Rights Agreement on August 9, 2011. The obligations assumed by the signatories under this joinder shall be joint and several with the obligations of the Guarantors under the Registration Rights Agreement. Capitalized terms used but not defined in this joinder shall have the meanings given to such terms in the Registration Rights Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this joinder to the Registration Rights Agreement this 14 day of October 2011.

SIG AUSTRIA HOLDING GMBH
By:	/s/ Jennie Blizard
	Name:	Jennie Blizard
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH
By:	/s/ Jennie Blizard
	Name:	Jennie Blizard
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH & CO KG (AUSTRIA) represented by its general partner SIG COMBIBLOC GMBH
By:	/s/ Jennie Blizard
	Name:	Jennie Blizard
	Title:	Authorized Signatory
Third Joinder to the Registration Rights Agreement (Senior Secured Notes)